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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        ---------------------------------
                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): April 13, 2002


                             BAYCORP HOLDINGS, LTD.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


           1-12527                                     02-0488443
   (Commission File Number)             (I.R.S. Employer Identification Number)


        51 Dow Highway, Suite 7
              Eliot, Maine                             03903-2037
(Address of Principal Executive Offices)               (Zip Code)


                                 (207) 451-9573
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

     In an agreement dated as of April 13, 2002, Great Bay Power Corporation ("Great Bay") and Little Bay Power Corporation ("Little Bay"), wholly-owned subsidiaries of BayCorp Holdings, Ltd. ("BayCorp"), and other selling owners have agreed to sell their interests, which amount to approximately 88% of the ownership, in the Seabrook Nuclear Power Plant to FPL Group, Inc. Under the terms of the sales agreement and BayCorp's October 2000 agreement with Northeast Utilities, BayCorp expects to receive approximately $117 million, subject to adjustments, for Great Bay's and Little Bay's aggregate 15% ownership share in the Seabrook plant, nuclear fuel and inventory. A press release describing the agreement in greater detail is attached as Exhibit 99.1 to this Form 8-K.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  BAYCORP HOLDINGS, LTD.



April 18, 2002                    By: /s/ Frank W. Getman Jr.
                                      ---------------------------------------
                                        Frank W. Getman Jr.
                                        President and Chief Executive Officer



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                                  EXHIBIT INDEX


EXHIBIT NO.   DESCRIPTION

99.1          Press Release of BayCorp Holdings, Ltd. dated April 15, 2002.